                       L-3 COMMUNICATIONS HOLDINGS, INC.
                       AND L-3 COMMUNICATIONS CORPORATION
                       RATIO OF EARNINGS TO FIXED CHARGES
                            (DOLLARS IN THOUSANDS)


                                                                      EXHIBIT 12




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
                                                                                       L-3
                                                  ------------------------------------------------------------------------------
                                                                             YEAR ENDED DECEMBER 31,
                                                  ------------------------------------------------------------------------------
                                                       2002            2001            2000             1999            1998
                                                  -------------   -------------   --------------   -------------   -------------
Earnings:
 Income before income taxes and
   extraordinary items ........................     $ 330,210       $ 186,222       $  134,079       $  95,430       $  53,450
 Add:
   Interest expense ...........................       115,100          80,002           87,308          56,686          47,015
   Amortization of debt expense ...............         7,392           6,388            5,724           3,904           2,564
   Interest component of rent expense .........        22,342          14,332           11,882           7,500           4,664
                                                    ---------       ---------       ----------       ---------       ---------
 Earnings .....................................     $ 475,044       $ 286,944       $  238,993       $ 163,520       $ 107,693
                                                    ---------       ---------       ----------       ---------       ---------
Fixed charges:
   Interest expense ...........................       115,100          80,002           87,308          56,686          47,015
   Amortization of debt expense ...............         7,392           6,388            5,724           3,904           2,564
   Interest component of rent expense .........        22,342          14,332           11,882           7,500           4,664
                                                    ---------       ---------       ----------       ---------       ---------
 Fixed charges ................................     $ 144,834       $ 100,722       $  104,914       $  68,090       $  54,243
                                                    ---------       ---------       ----------       ---------       ---------
Ratio of earnings to fixed charges ............           3.3x            2.8x             2.3x            2.4x            2.0x
                                                    =========       =========       ==========       =========       =========
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